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                                                                    EXHIBIT 23.3

            CONSENT OF STIRTZ BERNARDS BOYDEN SURDEL & LARTER, P.A.

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Norton Motors International Inc. of our report dated March 18, 1997 on our audit of the financial statements of Norton Motors International Inc. for the period October 12, 1995 (inception) through June 30, 1996.

    We also hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Stirtz Bernards Boyden Surdel & Larter, P.A.
Edina, Minnesota
June 18, 1998